Exhibit 23.1


                 CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1998, except as to aggregate maturities of notes payable in Note 7, which is as of March 5, 1998, appearing on page 50 of Hexcel Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
June 16, 1998